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Exhibit 4.3

TELEUNIVERSITY, INC.

STOCKHOLDERS AGREEMENT

        Stockholders Agreement ("Agreement"), dated as of this 26th day of November, 2003, among the institutional investors listed on Schedule I hereto (the "New Investors"); the Persons whose names and addresses appear from time to time on Schedule II hereto (the "Management Investors"); the Persons whose names and addresses appear from time to time on Schedule III hereto (the "Other Investors"); and TeleUniversity Inc., Delaware corporation (the "Company"). The New Investors, the Management Investors and the Other Investors are hereinafter collectively referred to as the "Investors".

R E C I T A L S

        WHEREAS, the New Investors have, pursuant to the terms of Securities Purchase Agreement, dated November 26, 2003, with the Company (the "Purchase Agreement") agreed to purchase shares of Series A Convertible Preferred Stock, par value $0.01 per share of the Company (the "Preferred Stock");

        WHEREAS, the Management Investors and Other Investors Own, pursuant to the terms of certain agreements (collectively, the "Prior Agreements" and, together with the Purchase Agreement, the "Subscription Agreements") or the Purchase Agreement shares of Preferred Stock and/or common stock, par value $0.0l per share, of the Company (the "Common Stock" and together with the Preferred Stock, the "Shares") or other Equity Securities of the Company (collectively, the "Securities");

        WHEREAS, it is condition to the obligations of the New Investors under the Purchase Agreement that the parties hereto enter into this Agreement in its entirety; and

        WHEREAS, the Investors and the Company desire to promote their mutual interests by agreeing to certain matters relating to the operations of the Company and the disposition and voting of the Shares.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained the parties hereto hereby agree as follows:

1.     COVENANTS OF THE PARTIES.

        (a)    Legends.    The certificates evidencing the Securities acquired by the Investors pursuant to the Subscription Agreements will bear the following legend reflecting the restrictions on the transfer of such securities contained in this Agreement.

  "The securities evidenced hereby are subject to the terms of that certain Stockholders Agreement, dated as of November 26, 2003, as amended, by and among the Company and certain investors identified therein (the "Agreement"), including certain restrictions on transfer. A copy of the Agreement has been filed with the Secretary of the Company and is available upon request."

        As promptly as practicable after the date hereof, the Investors shall deliver all certificates representing any Securities held beneficially and of record by such Investor to the Company to enable the Company to place the foregoing legend on such certificates.

        (b)    Additional Investors.    The parties hereto acknowledge that certain employees of the Company and other Persons may become stockholders or Security holders of the Company after the date hereof, pursuant to the exercise of options or otherwise. As a condition to the issuance of shares of capital stock of the Company or Securities to them, such Persons shall, and the shares of capital stock of the Company and Securities shall, immediately become subject to the terms and provisions of this Agreement, by executing and delivering to the Company a joinder agreement in substantially the form attached hereto as Exhibit A (a "Joinder Agreement"), pursuant to which the such Persons will thereupon become a party to, and be bound by and obligated to comply with the terms and provisions of this Agreement.

        (c)    Prior Agreements.    Each of the Management Investors and the Other Investors who are parties to the Prior Agreements set forth on Schedule IV hereto hereby acknowledges and agrees that this Agreement and the Registration Rights Agreement (as defined in the Purchase Agreement) constitute the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior understandings relating to such subject matter, including the Prior Agreements, and that the provisions of such Prior Agreements related to such subject matter and set forth on Schedule IV are terminated and all rights thereunder waived as of the date hereof, with no further liabilities or obligations relating thereto on the part of any party thereto.

        (d)    Chief Executive Officer.    Following the Initial Closing (as defined in the Purchase Agreement), in the event the Board (as herein defined) does not approve Warburg Pincus' nominee for Chief Executive Officer of the Company, Warburg Pincus shall retain an executive search firm acceptable to Warburg Pincus in its own discretion, at its own expense, to identify additional candidates for such position.

2.     BOARD OF DIRECTORS.

        (a)    Election of Directors.

          (i)    Initial Closing—As of the date hereof, the Board of Directors of the Company (the "Board") will consist of Scott Turner, Wayne Clugston and Ryan Craig. From and until the Second Closing (as defined in the Purchase Agreement) of the first issuance of the Second Closing Shares (as defined in the Purchase Agreement), the Investors and the Company shall take all action within their respective power, including but not limited to, the voting of all shares of capital stock of the Company Owned by them, required to cause the Board to consist of up to three (3) members or such other number as the Board may from time to time establish, and at all times throughout such period to include (x) one (1) representative designated by Warburg Pincus (a "Warburg Pincus Director"), (y) Scott Turner and (z) Wayne Clugston.

          (ii)   Second Closing—Following the Second Closing of the first issuance of the Second Closing Shares until the Second Closing of the second issuance of the Second Closing Shares, the Investors and the Company shall take all action within their respective power, including but not limited to, the voting of all shares of capital stock of the Company Owned by them, required to cause the Board to consist of up to four (4) members or such other number as the Board may from time to time establish, and at all times throughout such period to include (x) two (2) Warburg Pincus Directors, (y) Scott Turner and (z) the Chief Executive Officer of the Company. Following the Second Closing relating to the second issuance of the Second Closing Shares until the Third Closing (as defined in the Purchase Agreement), the Investors and the Company shall take all action within their respective power, including but not limited to, the voting of all shares of capital stock of the Company Owned by them, required to cause the Board to consist of up to five (5) members or such other number as the Board may from time to time establish, and at all times throughout such period to include (x) the individuals specified in the foregoing sentence and (y) one (1) representative mutually designated by Warburg Pincus and the Management Investors (an "Independent Director").

          (iii)  Third Closing—From and after the Third Closing, the Investors and the Company shall take all action within their respective power, including but not limited to, the voting of all shares of capital stock of the Company Owned by them, required to cause the Board to consist of up to six (6) members or such other number as the Board may from time to time establish, and at all times throughout such period to include (i) three (3) Warburg Pincus Directors, (ii) Scott Turner,

  (iii) the Chief Executive Officer of the Company and (iv) one (1) Independent Director. Upon the New Investors and the Subsequent Investors (as defined in the Purchase Agreement) purchasing 6,333,333 shares of Preferred Stock in the aggregate, Warburg Pincus shall have the right to designate a majority of the members of the Board and the Investors and the Company shall take all action within their respective power, including but not limited to, the voting of all shares of capital stock of the Company Owned by them, required to cause the Warburg Pincus Directors to constitute a majority of the Board, including increasing the number of members of the Board.

          (iv)  Qualified Public Offering—From the date on which the Company completes a Qualified Public Offering for shares of Common Stock pursuant to a registration under the Securities Act, and for as long as Warburg Pincus Owns at least twenty percent (20%) of the Common Stock, the Company will nominate and use its best efforts to have two individuals designated by Warburg Pincus and reasonably acceptable to the Company elected to the Board. From the date on which the Company completes its Qualified Public Offering and for as long as Warburg Pincus Owns at least ten percent (10%) of the outstanding shares of Common Stock, the Company will nominate and use its best efforts to have one individual designated by Warburg Pincus and reasonably acceptable to the Company elected to the Board.

        (b)    Replacement Directors.    In the event that any Warburg Pincus Director, Scott Turner, the Chief Executive Officer of the Company or Independent Director designated in the manner set forth in Section 2(a) hereof is unable to serve, or once having commenced to serve, is removed or withdraws from the Board (a "Withdrawing Director"), such Withdrawing Director's replacement (the "Substitute Director") will be designated by Warburg Pincus in the case of any Warburg Directors, the Management Investors in the case of Scott Turner or the Chief Executive Officer of the Company, or mutually by Warburg Pincus and the Management Investors in the case of an Independent Director. The Investors and the Company agree to take all action within their respective power, including but not limited to, the voting of capital stock of the Company Owned by them, (i) to cause the election of such Substitute Director promptly following his or her nomination pursuant to this Section 2(b), (ii) upon the written request of Warburg Pincus, to remove, with or without cause, the Warburg Pincus Director, (iii) upon the written request of the Management Investors, to remove, with or without cause, a Substitute Director designated by the Management Investors or (iv) upon the written request of Warburg Pincus and the Management Investors, to remove, with or without cause, Scott Turner, the Chief Executive Officer of the Company or the Independent Director. Notwithstanding the foregoing, in the event Scott Turner is no longer employed by the Company, the Investors and the Company shall take all action within their respective power, including but not limited to, the voting of all shares of capital stock of the Company Owned by them, to remove Scott Turner from the Board and replace him pursuant to this Section 2(b).

        (c)    Board Observers.

          (i)    (w) Warburg Pincus shall have the right to appoint two (2) observers (the "Warburg Pincus Observers"), (x) from the date hereof until the 30-month anniversary of such date, Scott Turner and Wayne Clugston shall have the right to appoint themselves observers (each, a "Management Observer"), (y) from the date hereof until the New Investors and the Subsequent Investors purchase 15,333,333 shares of Preferred Stock in the aggregate, the Other Investors Owning a majority of those shares of Common Stock Owned by such Other Investors shall have the right to appoint one (1) observer (the "Other Investor Observer") and (z) Roberts Wesleyan College shall have the right to appoint one (1) observer subject to the terms and conditions of the Consent of Roberts Wesleyan College Including Amendment to License, dated November 12, 2003, between Roberts Wesleyan College and the Company (the "RWC Observer" and, together with the Warburg Pincus Observers, the Management Observers and the Other Investor Observer, the "Observers"), who, subject to their entering into a confidentiality agreement substantially similar to Section 4 hereof, may attend and participate in all meetings of the Board or the board of any subsidiary of the Company, and, in the case of the Warburg Pincus Observers, any committees thereof; provided that the aforementioned Investors will notify the Company from time to time of the identity of their respective Observers and such Observer's address (including facsimile) for communications; and further provided that any Observer may be excluded from any such meeting (unless such Observer is also a director serving on the board in question at such time or, in the case of a Warburg Pincus Observer, the committee in question) to the extent the board or committee in question determines in good faith that such exclusion is required to preserve any evidentiary privilege, or any portion of any such meeting during which the respective interests of the Company or the subsidiary in question and those of one or more of the Investors who appointed the Observer in question conflict as to the matter(s) to be discussed or actions to be taken (in the good faith judgment of the board or committee in question).

          (ii)   The Observers shall receive each of the following items at the same time and in the same manner as such items are delivered to the members of the Board and each subsidiary board, and, in the case of the Warburg Pincus Observers, the members of the committees of such boards:

            (A)  notice of each meeting of the Board and each subsidiary board, and, in the case of the Warburg Pincus Observers, the committees thereof;

            (B)  minutes of each meeting of the Board and each subsidiary board, and, in the case of the Warburg Pincus Observers, the committees thereof; and

            (C)  the agenda and all other documents and materials distributed to the members of the Board and each subsidiary board, and, in the case of the Warburg Pincus Observers, the committees thereof, in connection with any action to be taken by the Board or such subsidiary board, and, in the case of the Warburg Pincus Observers, the committees thereof, as applicable.

        (d)    Board Committees.

          (i)    From the date hereof, the Board shall create and maintain a Compensation Committee and an Audit Committee of the Board.

          (ii)   From the date hereof, in the event the Board establishes any committee thereof, including the Compensation Committee and Audit Committee, (i) such committee shall have at least one (1) Warburg Pincus Director as a member and (ii) following the Third Closing, a majority of the members of such committee shall be Warburg Pincus Directors.

          (iii)  From the date hereof, in the event the Board and its Compensation Committee establish a management equity plan under which options to purchase shares of Common Stock shall be issued to management of the Company, such plan shall contain customary vesting and other provisions; provided however the strike price for such options shall not be less than the quotient of $3,545,000 divided by the number of shares of issued and outstanding Common Stock immediately prior to the Initial Closing, excluding any and all issued and outstanding options and warrants.

        (e)    Board Meetings.    From and after the date hereof, the Company shall cause the Board to hold meetings no less frequently than once every two months; provided however, following the Third Closing and upon the majority of the Board consisting of Warburg Pincus Directors, subject to the approval of Warburg Pincus, such meetings shall be held no less frequently than once every three months.

        (f)    Director Compensation.    The parties hereto agree and acknowledge that no Warburg Pincus Director shall receive any compensation or expense reimbursement, including without limitation director fees and reimbursement of out-of-pocket expenses, related to his services as a director of the Company.

3.     TRANSFER OF STOCK.

        (a)    Resale of Securities.    No Investor shall Transfer any Securities, including any rights thereunder, other than in accordance with the provisions of this Section 3. Any Transfer or purported Transfer made in violation of this Section 3 shall be null and void and of no effect.

        (b)    Restrictions on Transfer.

          (i)    Unless approved by the Board, no Management Investor or Other Investor shall be permitted to Transfer, directly or indirectly, any Securities Owned by him or it except to a Permitted Transferee, provided that in each instance such Permitted Transferee agrees in writing to be bound by the provisions of this Agreement as if such Permitted Transferee were an original signatory hereto.

          (ii)   Notwithstanding the foregoing subsection (i), (x) Louis Falcigno shall have the right to Transfer up to 200,000 shares of Common Stock Owned by him in the aggregate to Vecki Merila, provided that in such instance Ms. Merila agrees in writing to be bound by the provisions of this Agreement as if she were an original signatory hereto, (y) Michael Clifford shall have the right to Transfer up to 600,000 shares of Common Stock Owned by him in the aggregate to Mr. Falcigno pursuant to the terms of a Pledge Agreement, dated November 1, 2003, by and among such persons and (z) William C. Turner, Trustee of the Turner Trust, dated January 7, 1982, as amended, shall have the right-to transfer any and all shares of Common Stock Owned by such trust in his capacity as Trustee of said trust to Scott C. Turner.

        (c)    Tag-Along Rights.

          (i)    Following the Third Closing, so long as Warburg Pincus Owns at least 50% of the outstanding Common Stock, in the event Warburg Pincus intends to Transfer more than 25% of any of its Shares (other then Transfers to any Permitted Transferee or to the Company), Warburg Pincus shall notify the other Investors (the "Tag-Along Investors"), in writing, of such proposed Transfer and its terms and conditions. Within ten (10) business days of the date of such notice, each other Tag-Along Investor shall notify Warburg Pincus if it elects to participate in such Transfer. Any Tag-Along Investor that fails to notify Warburg Pincus within such ten (10) business day period shall be deemed to have waived its rights hereunder.

          (ii)   Each Tag-Along Investor that so notifies Warburg Pincus shall have the right to sell, (x) in the case of a proposed sale of Common Stock, at the same price per share and on the same terms and conditions as Warburg Pincus, a number of shares of Common Stock equal to the number of shares of Common Stock the third party actually proposes to purchase multiplied by a fraction, the numerator of which shall be the number of Shares Owned by such Tag-Along Investor and the denominator of which shall be the aggregate number of Shares Owned by Warburg Pincus and each Tag-Along Investor exercising its rights under this Section 3(c) (assuming full conversion of all shares of Preferred Stock held by Warburg Pincus and each Tag-Along Investor exercising its rights under this Section 3(c)) and (y) in the case of a proposed sale of Preferred Stock, (1) Tag-Along Investors holding shares of Preferred Stock shall have the right to sell such stock at the same price per share and on the same terms and conditions as Warburg Pincus, a number of shares of Preferred Stock which convert into the number of shares of Common Stock equal to the number of shares of Preferred Stock the third party actually proposes to purchase multiplied by a fraction, the numerator of which shall be the number of Shares Owned by such Tag-Along Investor and the denominator of which shall be the aggregate number of Shares Owned by Warburg Pincus and each Tag-Along Investor exercising its rights under this Section 3(c) (assuming full conversion of all shares of Preferred Stock proposed to be sold and all shares of Preferred Stock held by Warburg Pincus and each Tag-Along Investor exercising its rights under this Section 3(c)) and (2) Tag-Along Investors holding shares of Common Stock, shall have the right to sell such stock at a price per share equal to the proposed price per share of Preferred Stock multiplied by a fraction, the numerator of which shall be one and the denominator of which shall be the number of shares of Common Stock into which each share of Preferred Stock converts, and on the same terms and conditions as Warburg Pincus, a number of shares of Common Stock equal to the number of shares of Preferred Stock the third party actually proposes to purchase multiplied by a fraction, the numerator of which shall be the number of Shares Owned by such Tag-Along Investor and the denominator of which shall be the aggregate number of Shares Owned by Warburg Pincus and each Tag-Along Investor exercising its rights under this Section 3(c) (assuming full conversion of all shares of Preferred Stock proposed to be sold and all shares of Preferred Stock held by Warburg Pincus and each Tag-Along Investor exercising its rights under this Section 3(c)). Tag-Along Investors holding both Preferred and Common Stock who elect to participate in a sale of Preferred Stock shall be able to include such number of Shares (assuming full conversion of all shares of Preferred Stock being included in such sales by the Tag-Along Investor) as calculated pursuant to (2) above with the Preferred Stock being included having the same price per share of Preferred Stock as Warburg Pincus, provided however, that such Tag-Along Investors shall only transfer shares of Common Stock to the extent the number of Shares allowed to be included in such Preferred Stock sale by such an Investor exceeds the number of shares of Common Stock into which such Investor's Preferred Stock converts at such price per share calculated pursuant to (2) above.

          (iii)  Notwithstanding anything contained in this Section 3(c), in the event that all or a portion of the purchase price consists of securities and the sale of such securities to the Tag-Along Investors would require either a registration under the Securities Act or the preparation of a disclosure document pursuant to Regulation D under the Securities Act (or any successor regulation) or a similar provision of any state securities law, then, at the option of Warburg Pincus, any one or more of the Tag-Along Investors may receive, in lieu of such securities, the fair market value of such securities, as determined in good faith by the Board, in cash from Warburg Pincus or the respective transferee.

        (d)    Drag Along Right.

          (i)    Following the Third Closing, so long as Warburg Pincus Owns at least 50% of the outstanding Common Stock, if at any time and from time to time after the date of this Agreement, Warburg Pincus wishes to (x) Transfer in a bona fide arms' length sale all of its Shares to any Person or Persons who are non-Affiliates of the Company or Warburg Pincus, (y) approve any merger of the Company with or into any other Person who is a non-Affiliate of the Company or Warburg Pincus, or (z) approve any sale of all or substantially all of the Company's assets to any Person or Persons who are non-Affiliates of the Company or Warburg Pincus (for purposes of this Section 3(d), such Person or Persons are referred to as the "Proposed Transferee"), Warburg Pincus shall have the right (for purposes of this Section 3(d), the "Drag-Along Right") to (A) in the case of a Transfer of the type referred to in clause (x), require each other Investor to sell to the Proposed Transferee all of his or its Shares (including any warrants or options to acquire Shares) for the same per share consideration as proposed to be received by Warburg Pincus (less, in the case of options or warrants, the exercise price for such options or warrants) then Owned by such Investor or (B) in the case of a merger or sale of assets referred to in clauses (y) or (z), require each other Investor to vote all Shares then Owned by such other Investor in favor of such transaction and to waive any appraisal or similar rights. Each Investor agrees to take all steps necessary to enable him or it to comply with the provisions of this Section 3(d) to facilitate the Warburg Pincus' exercise of a Drag-Along Right.

          (ii)   To exercise a Drag-Along Right, Warburg Pincus shall give each other Investor a written notice (for purposes of this Section 3(d), a "Drag-Along Notice") containing (x) the name and address of the Proposed Transferee and (y) the proposed purchase price, terms of payment and other material terms and conditions of the Proposed Transferee's offer. Each other Investor shall thereafter be obligated to sell or vote its Shares (including any warrants or options Owned by such Investor), provided that the sale to the Proposed Transferee is consummated within ninety (90) days of delivery of the Drag-Along Notice. If the sale or merger is not consummated within such 90-day period, then each other Investor shall no longer be obligated to sell such Investor's Shares pursuant to that specific Drag-Along Right but shall remain subject to the provisions of this Section 3(d).

          (iii)  Notwithstanding anything contained in this Section 3(d), in the event that all or a portion of the purchase price consists of securities and the sale of such securities to the Investors would require either a registration under the Securities Act or the preparation of a disclosure document pursuant to Regulation D under the Securities Act (or any successor regulation) or a similar provision of any state securities law, then, at the option of Warburg Pincus, the Investors may receive, in lieu of such securities, the fair market value of such securities, as determined in good faith by the Board, in cash from Warburg Pincus or the respective transferee, surviving Person or purchaser, as the case may be.

        (e)    Subscription Right.

          (i)    If at any time after the date hereof, the Company proposes to issue equity securities of any kind (the term "equity securities" shall include for these purposes any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities) of the Company (other than the issuance of securities (v) pursuant to options and warrants outstanding as of the date of this Agreement, (w) pursuant to a stock-for-stock acquisition of another Person that has been approved by the Board, (x) upon conversion of the Preferred Stock pursuant to the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate"), (y) pursuant to an employee stock option plan, stock bonus plan, stock purchase plan or other management equity program approved by the Board, or (z) pursuant to the terms of the Purchase Agreement), then, as to each Investor who then Owns Preferred Stock, the Company shall:

            (A)  give written notice setting forth in reasonable detail (1) the designation and all of the terms and provisions of the securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (2) the price and other terms of the proposed sale of such securities; (3) the amount of such securities proposed to be issued; and (4) such other information as such Investors may reasonably request in order to evaluate the proposed issuance; and

            (B)  offer to issue to each such Investor a portion of the Proposed Securities equal to a percentage determined by dividing (x) the number of shares of Common Stock Owned by such Investor, by (y) the total number of shares of Common Stock then outstanding, including for purposes of this calculation all shares of Common Stock outstanding on a fully diluted, as converted basis.

          (ii)   Each such Investor must exercise its purchase rights hereunder within ten (10) days after receipt of such notice from the Company. If all of the Proposed Securities offered to such Investors are not fully subscribed by such Investors, the remaining Proposed Securities will be reoffered to the Investors purchasing their full allotment upon the terms set forth in this Section 3(e), until all such Proposed Securities are fully subscribed for or until all such Investors have subscribed for all such Proposed Securities which they desire to purchase, except that such Investors must exercise their purchase rights within five (5) days after receipt of all such reoffers. To the extent that the Company offers two or more securities in units, such Investors must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit.

          (iii)  Upon the expiration of the offering periods described above, the Company will be free to sell such Proposed Securities that such Investors have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any Proposed Securities offered or sold by the Company after such 90-clay period must be reoffered to such Investors pursuant to this Section 3(e).

          (iv)  The election by such an Investor not to exercise its subscription rights under this Section 3(e) in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance. Any sale of such securities by the Company without first giving such investors the rights described in this Section 3(e) shall be void and of no force and effect.

4.     CONFIDENTIALITY.

        As to so much of the information and other material furnished under or in connection with this Agreement and the Subscription Agreements (whether furnished before, on or after the date hereof, including without limitation information furnished pursuant to Sections 8.1 and 8.2 of the Purchase Agreement) as constitutes or contains confidential business, financial or other information of the Company or any subsidiary, each of the Investors covenants for itself and its directors, officers and partners that it will avoid (and, in the case of an Investor who is not an individual, will use due care to prevent its officers, directors, partners, employees, counsel, accountants and other representatives) from disclosing such information to Persons other than their respective authorized employees, counsel, accountants, shareholders, partners, limited partners and other authorized representatives and from using such information for any purpose other than to monitor its investment in the Company; provided, however, that each Investor may disclose or deliver any information or other material disclosed to or received by it should such Investor be advised by its counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order. In the event of any termination of any Subscription Agreement, each Investor who is a party to such agreement shall return to the Company all confidential material previously furnished to such Investor or its officers, directors, partners, employees, counsel, accountants and other representatives in connection with this transaction. For purposes of this Section 4, "due care" means at least the same level of care that such Investor would use to protect the confidentiality of its own sensitive or proprietary information, and this obligation shall survive termination of this Agreement.

5.     TERMINATION.

        (a)   Sections 2(a)(i), (ii) and (iii), 2(b), 2(c), 2(d), 3 and 7(a) of this Agreement shall terminate upon the closing of a Qualified Public Offering.

        (b)   This Agreement shall terminate on the date on which (i) each New investor and (ii) the Other Investors and Management Investors Owning a majority of those shares of Common Stock (excluding for this purpose then-outstanding options and warrants) Owned by such Other Investors and Management Investors shall have agreed in writing to terminate this Agreement. Notwithstanding the foregoing, Section 4 of this Agreement shall survive the termination of this Agreement.

6.     INTERPRETATION OF THIS AGREEMENT.

        (a)    Terms Defined.    As used in this Agreement, the following terms have the respective meaning set forth below:

        Affiliate: shall mean any Person or entity, directly or indirectly controlling, controlled by or under common control with such Person or entity.

        Exchange Act: shall mean the Securities Exchange Act of 1934, as amended.

        Equity Securities: shall have the meaning set forth in Section 3(a)(1) of the Exchange Act.

        Owns, Own, Owning or Owned: shall mean beneficial ownership, assuming the conversion of all outstanding securities convertible into Common Stock and the exercise of all outstanding options and warrants to acquire Common Stock.

        Permitted Transferee: shall mean, in the case of any Investor (i) a spouse, ancestor or descendant (including adoptive children) (an "Immediate Family Member") of such Investor, (ii) an Affiliate of such Investor, or such Investor's Immediate Family Members, or (iii) a family trust for the benefit of such Investor's Immediate Family Members, or (iv) an entity the majority of whose interests are owned at all times by such Investor or such Investor's Immediate Family Members.

        Person: shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

        Qualified Public Offering: shall have the meaning set forth in the Restated Certificate.

        Securities Act: shall mean the Securities Act of 1933, as amended.

        Transfer: shall mean any sale, assignment, pledge, hypothecation, or other disposition or encumbrance.

        Warburg Pincus: shall mean Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership, and its successors and assigns

        (b)    Accounting Principles.    Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with U.S. generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

        (c)    Share Splits.    Any Share number in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend, recapitalization or similar event occurring after the date hereof.

        (d)    Directly or Indirectly.    Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

        (e)    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

        (f)    Section Headings.    The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

7.     MISCELLANEOUS.

        (a)    Injunctive Relief.    The Company and the Investors hereby declare that it is impossible to measure in money the damages which will accrue to the parties hereto by reason of the failure of any Investor to perform any of its obligations set forth in Sections 2 and 3. Therefore, the Company and the Investors shall have the right to specific performance of such obligations, and if any party hereto shall institute any action or proceeding to enforce the provisions hereof, each of the Company and the Investors hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law.

        (b)    Notices.

          (i)    All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

            (A)  if to any of the Investors, at the address or facsimile number of such Investor shown on Schedule 1, Schedule II or Schedule III hereto, as the case may be, or at such other address as the Investor may have furnished the Company and the other Investors in writing; and

            (B)  if to the Company, at 4350 E. Camelback Road, B-240, Phoenix, AZ 85018 (facsimile: (602) 553-2728), Attention: Chief Executive Officer, or at such other address or facsimile number as it may have furnished the Investors in writing.

          (ii)   Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by overnight courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

        (c)    Reproduction of Documents.    This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by each Investor pursuant hereto and (iii) financial statements, certificates and other information previously or hereafter furnished to each Investor, may be reproduced by each Investor by a photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and each Investor may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by each Investor in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

        (d)    Successors and Assigns.    This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

        (e)    Entire Agreement Amendment and Waiver.    This Agreement, the Purchase Agreement and the Registration Rights Agreement constitute the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior understandings among such parties. The provisions of the Prior Agreements relating to such subject matter and set forth on Schedule IV hereto are hereby terminated and shall have no further force or effect and all rights thereunder are hereby waived in their entirety. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and Warburg Pincus and, in the case of any amendment or waiver that would adversely affect the other Investors in a manner different than the New Investors, with the consent of the other Investors holding a majority of the shares of Common Stock Owned by such other Investors on an as converted basis.

        (f)    Severability.    In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

        (g)    Counterparts.    This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TELEUNIVERSITY, INC.
By:	/s/ SCOTT TURNER
Name: Scott Turner
Title: Chief Executive Officer
WARBURG PINCUS PRIVATE EQUITY VIII, L.P.
By:	Warburg Pincus & Co., General Partner
By:	/s/ MIMI H. STROUSE
Name: Mimi Strouse
Title: Managing Director
By:	/s/ ANDREW CLARK
Name: Andrew Clark

 AMENDMENT NO. 1 TO
STOCKHOLDERS AGREEMENT

        THIS AMENDMENT NO. 1 (this "Amendment"), dated as of January 20, 2006 is made to that certain STOCKHOLDERS AGREEMENT (the "Agreement"), dated as of November 26, 2003, among Bridgepoint Education, Inc. (f/k/a TeleUniversity, Inc.) (the "Company") and the Investors (as defined therein). Capitalized terms used herein and not otherwise defined have the meaning ascribed thereto in the Agreement.

W I T N E S S E T H:

        WHEREAS, the Company desires to amend certain employment agreements with certain Management Investors and Other Investors, with respect to the number of options to be issued to such persons under such agreements and the terms thereof as set forth in the several First Amendment to Employment Agreement, as applicable, dated the date hereof (the "Employment Amendments"); and

        WHEREAS, in connection with the Employment Amendments, the parties hereto desire to amend the Agreement as set forth herein, in accordance with Section 7(e) of the Agreement with the written consent of the Company and Warburg Pincus.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

        SECTION 1.    Management Equity Plan.    Section 2(d)(iii) of the Agreement is hereby amended by deleting its entirety and inserting the following in lieu thereof:

          "(iii) Intentionally Omitted."

        SECTION 2.    Management Investors.    Schedule II of the Agreement is hereby amended by deleting its entirety and inserting, in lieu thereof Exhibit A attached hereto.

        SECTION 3.    Other Investors.    Schedule III of the Agreement is hereby amended by deleting its entirety and inserting, in lieu thereof, Exhibit B attached hereto.

        SECTION 4.    Miscellaneous.

          4.1.    Successors and Assigns

          This Amendment shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

          4.2.    Entire Agreement; Amendment and Waiver

          This Amendment constitutes the entire understandings of the parties hereto and supersedes all prior agreements or understandings with respect to the subject matter hereof among such parties. This Amendment may be amended, and the observance of any term of this Amendment may be waived, with (and only with) the written consent of the Company and Warburg Pincus and, in the case of any amendment or waiver that would adversely affect the other Investors in a manner different than the New Investors, with the consent of the other Investors holding a majority of the shares of Common Stock Owned by such other Investors on an as converted basis.

          4.3.    Severability

          In the event that any part or parts of this Amendment shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Amendment which shall remain in full force and effect.

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          4.4.    Counterparts

          This Amendment may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

          4.5.    Agreement in Full Force and Effect; Internal References

          Except as expressly amended hereby, the Agreement remains in full force and effect. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

          4.6.    Governing Law

          This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

[Remainder of Page Left Intentionally Blank]

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        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

BRIDGEPOINT EDUCATION, INC.
By:	/s/ ANDREW S. CLARK
Name: Andrew S. Clark
Title: Chief Executive Officer
WARBURG PINCUS PRIVATE EQUITY VIII, L.P.
By:	Warburg Pincus Partners LLC, General Partner
By:	WARBURG PINCUS & CO., Managing Member
By:	/s/ MIRIAM H. STROUSE
Name: Miriam H. Strouse
Title: Managing Director

[Signature Page to Amendment No. 1 to Stockholders Agreement]

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 AMENDMENT NO. 2 TO
STOCKHOLDERS AGREEMENT

        THIS AMENDMENT NO. 2 (this "Amendment No. 2"), dated as of February 14th, 2007 is made to that certain STOCKHOLDERS AGREEMENT, as amended (the "Agreement"), dated as of November 26, 2003, among Bridgepoint Education, Inc. (f/k/a TeleUniversity, Inc.) (the "Company") and the Investors (as defined therein). Capitalized terms used herein and not otherwise defined have the meaning ascribed thereto in the Agreement.

W I T N E S S E T H:

        WHEREAS, the Company desires to amend Section 2(b), Schedule II and Schedule III of the Agreement (all as described below) (collectively the "Amendments"); and

        WHEREAS, in connection with the Amendments, the parties hereto desire to amend the Agreement as set forth herein, in accordance with Section 7(e) of the Agreement with the written consent of the Company and Warburg Pincus.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

        SECTION 1.    Replacement Directors.    Section 2(b) of the Agreement is hereby amended by deleting its entirety and inserting the following in lieu thereof:

          "b)    Replacement Directors.    In the event that any Warburg Pincus Director, Scott Turner, the Chief Executive Officer of the Company or Independent Director designated in the manner set forth in Section 2(a) hereof is unable to serve, or once having commenced to serve, is removed or withdraws from the Board (a "Withdrawing Director"), such Withdrawing Director's replacement (the "Substitute Director") will be designated by (w) Warburg Pincus in the case of any Warburg Pincus Directors, (x) the Chief Executive Officer in the case of Scott Turner or any of his successors, (y) Warburg Pincus in the case of the Chief Executive Officer of the Company, and (z) mutually by Warburg Pincus and the Chief Executive Officer in the case of an Independent Director. The Investors and the Company agree to take all action within their respective power, including but not limited to, the voting of capital stock of the Company Owned by them, (i) to cause the election of such Substitute Director promptly following his or her nomination pursuant to this Section 2(b), (ii) upon the written request of Warburg Pincus, to remove, with or without cause, the Warburg Pincus Director, (iii) upon the written request of the Chief Executive Officer, to remove, with or without cause, Scott Turner or any of his successors, (iv) upon the written request of Warburg Pincus, to remove, with or without cause, the Chief Executive Officer of the Company and (v) upon the written request of Warburg Pincus and the Chief Executive Officer, to remove, with or without cause, the Independent Director. Notwithstanding the foregoing, in the event Scott Turner is no longer employed by the Company, the Investors and the Company shall take all action within their respective power, including but not limited to, the voting of all shares of capital stock of the Company Owned by them, to remove Scott Turner from the Board and replace him pursuant to this Section 2(b)."

        SECTION 2.    Management Investors.    Schedule II of the Agreement is hereby amended by deleting its entirety and inserting, in lieu thereof Exhibit A attached hereto.

        SECTION 3.    Other Investors.    Schedule III of the Agreement is hereby amended by deleting its entirety and inserting, in lieu thereof, Exhibit B attached hereto.

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        SECTION 4.    Miscellaneous.

          4.1.    Successors and Assigns

          This Amendment No. 2 shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

          4.2.    Entire Agreement; Amendment and Waiver

          This Amendment No. 2 constitutes the entire understandings of the parties hereto and supersedes all prior agreements or understandings with respect to the subject matter hereof among such parties. This Amendment No. 2 may be amended, and the observance of any term of this Amendment No. 2 may be waived, with (and only with) the written consent of the Company and Warburg Pincus and, in the case of any amendment or waiver that would adversely affect the other Investors in a manner different than the New Investors, with the consent of the other Investors holding a majority of the shares of Common Stock Owned by such other Investors on an as converted basis.

          4.3.    Severability

          In the event that any part or parts of this Amendment No. 2 shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Amendment No. 2, which shall remain in full force and effect.

          4.4.    Counterparts

          This Amendment No. 2 may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

          4.5.    Agreement in Full Force and Effect; Internal References

          Except as expressly amended hereby, the Agreement remains in full force and effect. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

          4.6.    Governing Law

          This Amendment No. 2 shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

[Remainder of Page Left Intentionally Blank]

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        IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the date first set forth above.

BRIDGEPOINT EDUCATION, INC.
By:	/s/ ANDREW S. CLARK
Name: Andrew S. Clark
Title: Chief Executive Officer
WARBURG PINCUS PRIVATE EQUITY VIII, L.P.
By:	Warburg Pincus Partners LLC, General Partner
By:	WARBURG PINCUS & CO., Managing Member
By:	/s/ MIRIAM H. STROUSE
Name: Miriam Strouse
Title: Managing Director

[Signature Page to Amendment No. 2 to Stockholders Agreement]

 AMENDMENT NO. 3 TO
STOCKHOLDERS AGREEMENT

        THIS AMENDMENT NO. 3 (this "Amendment No. 3"), dated as of November 27, 2007 is made to that certain STOCKHOLDERS AGREEMENT, as amended (the "Agreement"), dated as of November 26, 2003, among Bridgepoint Education, Inc. (f/k/a TeleUniversity, Inc.) (the "Company") and the Investors (as defined therein). Capitalized terms used herein and not otherwise defined have the meaning ascribed thereto in the Agreement.

W I T N E S S E T H:

        WHEREAS, the Company desires to amend Schedule III of the Agreement (the "Amendment"); and

        WHEREAS, in connection with the Amendment, the parties hereto desire to amend the Agreement as set forth herein, in accordance with Section 7(e) of the Agreement with the written consent of the Company and Warburg Pincus.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

        SECTION 1.    Other Investors.    Schedule III of the Agreement is hereby amended by deleting its entirety and inserting, in lieu thereof, Exhibit A attached hereto.

        SECTION 2.    Miscellaneous.

          2.1.    Successors and Assigns

          This Amendment No. 3 shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

          2.2.    Entire Agreement; Amendment and Waiver

          This Amendment No. 3 constitutes the entire understandings of the parties hereto and supersedes all prior agreements or understandings with respect to the subject matter hereof among such parties. This Amendment No. 3 may be amended, and the observance of any term of this Amendment No. 3 may be waived, with (and only with) the written consent of the Company and Warburg Pincus and, in the case of any amendment or waiver that would adversely affect the other Investors in a manner different than the New Investors, with the consent of the other Investors holding a majority of the shares of Common Stock Owned by such other Investors on an as converted basis.

          2.3.    Severability

          In the event that any part or parts of this Amendment No. 3 shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Amendment No. 3, which shall remain in full force and effect.

          2.4.    Counterparts

          This Amendment No. 3 may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

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          2.5.    Agreement in Full Force and Effect; Internal References

          Except as expressly amended hereby, the Agreement remains in full force and effect. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

          2.6.    Governing Law

          This Amendment No. 3 shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

[Remainder of Page Left Intentionally Blank]

2

        IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 3 as of the date first set forth above.

BRIDGEPOINT EDUCATION, INC.
By:	/s/ ANDREW S. CLARK
Name: Andrew S. Clark
Title: Chief Executive Officer
WARBURG PINCUS PRIVATE EQUITY VIII, L.P.
By:	Warburg Pincus Partners LLC, General Partner
By:	WARBURG PINCUS & CO., Managing Member
By:	/s/ ADARSH SARMA
Name: Adarsh Sarma
Title: Principal

[Signature Page to Amendment No. 3 to Stockholders Agreement]

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 AMENDMENT NO. 4 TO
STOCKHOLDERS AGREEMENT

        THIS AMENDMENT NO. 4 (this "Amendment No. 4"), dated as of March 29, 2009 is made to that certain STOCKHOLDERS AGREEMENT, as amended (the "Agreement"), dated as of November 26, 2003, among Bridgepoint Education, Inc. (f/k/a TeleUniversity, Inc.) (the "Company") and the Investors (as defined therein). Capitalized terms used herein and not otherwise defined have the meaning ascribed thereto in the Agreement.

W I T N E S S E T H:

        WHEREAS, the Company desires to amend Section 3(e)(i) of the Agreement (the "Amendment"); and

        WHEREAS, in connection with the Amendment, the parties hereto desire to amend the Agreement as set forth herein, in accordance with Section 7(e) of the Agreement with the written consent of the Company, Warburg Pincus and the other Investors holding a majority of the shares of Common Stock Owned by such Investors on an as converted basis.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.    Subscription Right.    Section 3(e)(i) of the Agreement is hereby amended by deleting its entirety and inserting the following in lieu thereof:

  "(i) If at any time after the date, hereof, the Company proposes to issue equity securities of any kind (the term "equity securities" shall include for these purposes any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities) of the Company (other than the issuance of securities (t) pursuant to the Company's initial public offering of common stock (including, without limitation, any shares offered under a directed share program), (u) pursuant to any settlement, approved by the Board, of claims made by holders of the Common Stock or warrants of the Company related primarily to the Company's financing transactions and grant of employee stock options in 2005 and 2006, (v) pursuant to options and warrants outstanding as of the date of this Agreement, (w) pursuant to a stock-for-stock acquisition of another Person that has been approved by the Board, (x) upon conversion of the Preferred Stock pursuant to the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate"), (y) pursuant to an employee stock option plan, stock bonus plan, stock purchase plan or other management equity program approved by the Board, or (z) pursuant to the terms of the Purchase Agreement), then, as to each Investor who then Owns Preferred Stock, the Company shall:"

SECTION 2.    Miscellaneous.

        2.1.    Successors and Assigns

        This Amendment No. 4 shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

        2.2.    Entire Agreement; Amendment and Waiver

        This Amendment No. 4 constitutes the entire understandings of the parties hereto and supersedes all prior agreements or understandings with respect to the subject matter hereof among such parties. This Amendment No. 4 may be amended, and the observance of any term of this Amendment No. 4 may be waived, with (and only with) the written consent of the Company and Warburg Pincus and, in the case of any amendment or waiver that would adversely affect the other Investors in a manner

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different than the New Investors, with the consent of the other Investors holding a majority of the shares of Common Stock Owned by such other Investors on an as converted basis.

        2.3.    Severability

        In the event that any part or parts of this Amendment No. 4 shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Amendment No. 4, which shall remain in full force and effect.

        2.4.    Counterparts

        This Amendment No. 4 may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

        2.5.    Agreement in Full Force and Effect; Internal References

        Except as expressly amended hereby, the Agreement remains in full force and effect. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

        2.6.    Governing Law

        This Amendment No. 4 shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

[Remainder of Page Left Intentionally Blank]

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        IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 4 as of the date first set forth above.

BRIDGEPOINT EDUCATION, INC.
By:	/s/ DANIEL J. DEVINE Name: Daniel J. Devine Title: Chief Financial Officer
WARBURG PINCUS PRIVATE EQUITY VIII, L.P.
By:	Warburg Pincus Partners LLC, General Partner
By:	WARBURG PINCUS & CO., Managing Member
By:	/s/ BARRY TAYLOR Name: Barry Taylor Title: Managing Director
OTHER INVESTORS
/s/ MARTIN A. BELL Name: Martin A. Bell
Ruby Corp.
	By:	/s/ MARTIN A. BELL Name: Martin A. Bell Title: Vice Chairman Date: March 26, 2009
Venturetek L.P.
	By:	Taurus Max LLC, General Partner
	By:	/s/ DAVID SELENGUT Name: David Selengut Title: Managing Member Date: March 26, 20090

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Kinder Investments, L.P.
By:	Nesher LLC, General Partner
By:	/s/ DOV PERLYSKY Name: Dov Perlysky Title: Managing Member Date: March 26, 2009
Richard Falcigno as Trustee of the Sheilagh Falcigno Trust u/w/o Louis Anthony Falcigno dated December 31, 2003
By:	/s/ RICHARD FALCIGNO Name: Richard Falcigno, Trustee Date: March 27, 2009
Richard Falcigno as Trustee of the Jill Falcigno Guzzanti Trust u/w/o Louis Anthony Falcigno dated December 31, 2003
By:	/s/ RICHARD FALCIGNO Name: Richard Falcigno, Trustee Date: March 27, 2009

[Signature Page to Amendment No. 4 to Stockholders Agreement]

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QuickLinks

  Exhibit 4.3
TELEUNIVERSITY, INC. STOCKHOLDERS AGREEMENT
R E C I T A L S
AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT
W I T N E S S E T H
AMENDMENT NO. 2 TO STOCKHOLDERS AGREEMENT
W I T N E S S E T H
AMENDMENT NO. 3 TO STOCKHOLDERS AGREEMENT
W I T N E S S E T H
AMENDMENT NO. 4 TO STOCKHOLDERS AGREEMENT